UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bit Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 11, 2025, Sam Tabar posted the following on X:

We’ve adjourned and rescheduled the Bit Digital, Inc. meeting of shareholders for Sept 17 at 9:00 am ET. We strongly encourage all shareholders to vote.

About Bit Digital

Bit Digital, Inc. (the “Company”) is a publicly traded digital asset platform focused on Ethereum-native treasury and staking strategies. The Company began accumulating and staking ETH in 2022 and now operates one of the largest institutional Ethereum staking infrastructures globally. Bit Digital’s platform includes advanced validator operations, institutional-grade custody, active protocol governance, and yield optimization. Through strategic partnerships across the Ethereum ecosystem, Bit Digital aims to deliver exposure to secure, scalable, and compliant access to onchain yield.

Important Shareholder Information

The Company will hold its General Meeting of Shareholders (the “General Meeting”) on September 17, 2025. As previously disclosed on a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2025, the Company announced that the General Meeting was adjourned from September 10, 2025 to September 17, 2025. On August 5, 2025, the Company filed with the SEC and mailed or distributed to its shareholders a definitive proxy statement in connection with the General Meeting and the solicitation of proxies (the “Proxy Statement”). The Proxy Statement contains important information about the Company, the General Meeting and related matters.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The Proxy Statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by shareholders free of charge at the SEC’s web site at www.sec.gov. In addition, Bit Digital’s filings with the SEC, including the Proxy Statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from Bit Digital by directing a request to the Company at its main office at 31 Hudson yards, Floor 11, New York, NY 10001. Such materials are also available at www.transhare.com/bitdigital.

Bit Digital and its directors and executive officers are deemed to be participants in the solicitation of proxies from Bit Digital’s shareholders in connection with the General Meeting. Information regarding Bit Digital’s directors and executive officers, including a description of their direct and indirect interests by security holdings, is contained in the Proxy Statement and in Bit Digital’s 2024 Annual Report on Form 10-K filed with the SEC on March 14, 2025 (the “Annual Report”).

Cautionary Statement

This letter may contain certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding Bit Digital’s upcoming General Meeting; Bit Digital’s corporate governance measures and other statements regarding the future operation, direction and success of the Company’s business. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those risks set forth in the Annual Report under “Risk Factors” and in other reports subsequently filed with the SEC. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. Bit Digital undertakes no obligation to update any forward-looking statements, which speak only as of the date of this letter, except to the extent required by law.